UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2026 (May 28, 2026)

PLURI INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-31392	98-0351734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park
Building No. 5
Haifa, Israel	3508409
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 7171

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.00001 per share	PLUR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, Pluri Inc. (the “Company”), together with its subsidiaries, Pluri Biotech Ltd., incorporated under the laws of Israel, and Pluristem GmbH, incorporated under the laws of Germany, entered into a finance agreement with the European Investment Bank (“EIB”) providing for up to €50 million in funding, of which only the first tranche of €20 million was disbursed in June 2021, and such amount bears interest at 4% per annum, and was scheduled to become repayable on June 1, 2026 (the “EIB Loan”). The Company also previously disclosed that on April 21, 2026, the Company received notice from the EIB that the EIB was reserving all of its rights under the finance agreement while discussions concerning potential alternatives, including a possible extension of the maturity date, remained ongoing.

On May 28, 2026, the EIB confirmed to the Company that the parties remain engaged in constructive discussions in good faith with the objective of exploring a mutually agreed resolution regarding the EIB Loan. The EIB further advised that such discussions and negotiations are not expected to extend beyond July 3, 2026, and that during that period, and without prejudice to any of the EIB’s rights and remedies, no enforcement action is currently contemplated while discussions remain ongoing. The EIB reserved all rights, including the right to take action should the discussions not result in an outcome acceptable to the EIB. No assurance can be given that the parties will reach a mutually acceptable resolution or that the EIB will continue to refrain from exercising remedies available to it under the finance agreement.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains express or implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other U.S. federal securities laws. Forward-looking statements include, but are not limited to, statements regarding discussions with the EIB, and the potential resolution of matters relating to the EIB Loan. Words such as “may”, “will”, “should”, “could”, “would”, “expect”, “intend”, “plan”, “believe”, “estimate”, “target”, “potential”, “continue”, “anticipate”, “seek”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Risks and uncertainties include, among others, the outcome and timing of the Company’s discussions with the EIB regarding the EIB Loan, whether those discussions result in a mutually agreed resolution, the Company’s liquidity position and need for additional financing, general market and economic conditions, the possibility that the EIB may exercise remedies under the finance agreement and other risks and uncertainties described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in other filings the Company makes with the U.S. Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. For a more detailed description of the risks and uncertainties affecting the Company, reference is made to the Company’s reports filed from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURI INC.

Date: June 1, 2026	By:	/s/ Liat Zalts
	Name:	Liat Zalts
	Title:	Chief Financial Officer

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